EXHIBIT 32.1

Certification of Chief Executive Officer pursuant to 18 U.S.C. § 1350 as adopted pursuant to § 906 of the

Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Ruth’s Chris Steak House, Inc. for the quarter ended April 1, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer and President of Ruth’s Chris Steak House, Inc., certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Ruth’s Chris Steak House, Inc.

Date: May 9, 2007

By	/S/ CRAIG S. MILLER
Craig S. Miller
Chief Executive Officer and President

A signed original of this written statement required by Section 906 has been provided to Ruth’s Chris Steak House, Inc. and will be retained by Ruth’s Chris Steak House, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.